Applied Digital Reports Fiscal Second Quarter 2023 Financial Results and Provides an Operational Update
•Generated Sequential Revenue Growth of 78%

DALLAS, TX – January 9, 2023 -- Applied Digital Corporation (Nasdaq: APLD) ("Applied Digital" or the "Company"), a designer, builder and operator of next-generation digital infrastructure that is designed for High Performance Computing (“HPC”) applications, today reported financial results for the fiscal second quarter of 2023 ended November 30, 2022. The Company also provided an operational update and outlook.

Recent Operational and Financial Highlights
•Fiscal second quarter 2023 revenue of $12.3 million
•Fiscal second quarter 2023 adjusted EBITDA of $(2.1) million
•100-Megawatt (“MW”) facility in Jamestown, North Dakota operated at full capacity during the quarter
•Changed name to “Applied Digital Corporation” through successful shareholder vote on November 10, 2022, reflecting the Company’s broad services and offerings for HPC applications
•Signed first two non-cryptocurrency customers for HPC applications at Jamestown, North Dakota, for machine learning and Web3 applications
•Launched an independent fund of up to $100 million targeting distressed cryptocurrency asset acquisitions in a 50/50 joint venture with GMR Limited to be managed by a newly formed entity, “Highland Digital”
•Continued buildout of second and third co-hosting facilities in Ellendale, North Dakota and Garden City, Texas with Ellendale expected to be energized by end of fiscal third quarter and Garden City expected to be energized pending final regulatory approval

Management Commentary
“Our fiscal second quarter was characterized by growth and adaptability, as we operated our Jamestown facility at full capacity for the entirety of the quarter while simultaneously growing our non-cryptocurrency opportunity set,” said Applied Digital Chairman and CEO Wes Cummins. “Following our corporate name change, we secured our first two non-cryptocurrency customers, one of which will be hosted in a new 5MW specialized processing center.

“In parallel with our newer strategic objectives, we continued to progress our next two datacenters, Garden City and Ellendale, both of which we anticipate to begin energizing by the end of February. Once fully online, we will have nearly 500MW of hosting capacity that we expect will put us at an annualized adjusted EBITDA run rate of approximately $100 million. The fact that we are accomplishing this in one of the most challenging cryptocurrency market cycles is a testament to our differentiated business model and operational execution.

“We look forward to continuing to deliver for our existing cryptocurrency customers and further buildout of our broader HPC hosting capabilities where we are in active discussions with additional customers. Demand for our services from both customer sets remains robust, which validates our position as a financially strong and leading digital infrastructure provider.”

Jamestown, North Dakota Facility Update (100MW)
Applied Digital’s first facility is in Jamestown, North Dakota with capacity of 100MW. The entire 100MW of capacity has been fully contracted on multi-year contracts, providing revenue visibility for the Company. Additionally, the facility is powered through a five-year Energy Services Agreement (ESA) with a local utility, providing visibility into the cost structure as a stable pricing mechanism for energy costs has been negotiated. Jamestown operated at full capacity throughout the quarter.

Garden City, Texas Facility Update (200MW)
Applied Digital’s second facility is in Garden City, Texas, planned for capacity of 200MW and is co-located with a wind farm. Construction of the facility is complete and miners are actively being installed. The Company has received regulatory approval for this site and is finalizing technical details with the utility provider and energy partner. The site is currently expected to energize before the end of February.

Ellendale, North Dakota Facility Update (180MW)
Applied Digital’s third co-hosting facility is in Ellendale, North Dakota with planned capacity of 180MW. The site is close to significant wind power capacity and is at a different location than the Company's Jamestown facility. The Company entered into a five-year ESA with a utility partner and broke ground on the site on September 8, 2022. Concrete has been successfully poured, ahead of the prohibitively cold winter weather, and the Company is actively constructing buildings with energization expected before the end of February.

HPC Customer Update
On December 14, 2022, Applied Digital announced groundbreaking of a 5MW specialized processing center in Jamestown, North Dakota, adjacent to its existing 100MW facility. The new building, planned for energization in the first calendar quarter of 2023, will host a new HPC customer for a machine learning application. Additionally, the Company recently retrofitted a small portion of its existing 100MW facility to host a Web3 application for a second HPC customer.

The Company’s next-generation datacenters are ideal hosting sites for HPC applications that can offer lower cost, high compute power solutions compared to traditional datacenters that are typically higher cost with ultra-low latency. Applied Digital is in active discussions with additional non-cryptocurrency customers as it continues to build out its broader HPC capabilities.

Financial Results for Fiscal Second Quarter 2023 Ended November 30, 2022
Note: Applied Digital did not have operations in the prior year comparable period and thus no comparative analysis is included.

Revenues in the fiscal second quarter 2023 were $12.3 million. Hosting revenues were generated entirely from the Company’s first hosting facility in Jamestown, North Dakota. The Jamestown facility operated at full capacity during the quarter.

Cost of revenues in the fiscal second quarter 2023 was $11.8 million, consisting of approximately $10.3 million of energy costs, $900,000 of depreciation and amortization expense, and $700,000 of personnel expenses for employees directly working at the Jamestown hosting facility.

Adjusted Gross Profit, a non-GAAP measure, for the fiscal second quarter of 2023 was $1.5 million, or 12% of revenue. Gross profit was negatively impacted in the quarter by billing adjustments related to the Jamestown site being partially offline in the prior quarter.

Operating expenses for the fiscal second quarter of 2023 were $27.2 million, which included $21.8 million in stock-based compensation, $4.7 million in other selling, general and administrative costs and $700,000 of depreciation and amortization expenses not attributable to cost of sales. Stock-based compensation during the quarter was elevated as the Company had a registration statement declared effective during the quarter related to the potential resale of previously awarded restricted stock and restricted stock units (RSUs), which required a catch-up of recording these expenses. In addition to multiple quarters of expense being recognized in a single quarter, the value of the RSUs in many cases were significantly higher compared to the recent share price.

Adjusted net loss from continuing operations for the fiscal second quarter of 2023 was $3.8 million, or $(0.04) per basic share, based on a weighted average share count during the quarter of 93.4 million.

Net loss attributable to Applied Digital for the fiscal second quarter of 2023 was $26.6 million, or $(0.29) per basic and diluted share, based on a weighted average share count during the quarter of 93.4 million

Adjusted EBITDA, a non-GAAP measure, for the fiscal second quarter of 2023 was a loss of $(2.1) million.

Applied Digital ended the fiscal second quarter 2023 with cash and cash equivalents of $18.1 million and $20.5 million in debt outstanding.

Conference Call
Applied Digital will host a conference call today, January 9, 2023 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss these results. A question-and-answer session will follow management’s presentation.

To participate, please dial the appropriate number at least ten minutes prior to the start time and ask for the Applied Digital conference call.

U.S. dial-in number: 1-877-407-0792
International number: 1-201-689-8263
Conference ID: 13735048

The conference call will broadcast live and be available for replay here.

A replay of the call will be available after 8:00 p.m. Eastern time today through January 23, 2023.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Conference ID: 13735048

About Applied Digital
Applied Digital Corporation (Nasdaq: APLD) designs, develops and operates next-generation datacenters across North America to provide digital infrastructure solutions to the rapidly growing high performance computing (HPC) industry. Find more information at www.applieddigital.com. Follow us on Twitter at @APLDdigital.

Forward-Looking Statements
This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives. These statements use words, and variations of words, such as "continue," "build," "future," "increase," "drive," "believe," "look," "ahead," "confident," "deliver," "outlook," "expect," and "predict." Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, and (iii) statements of assumptions underlying other statements and statements about the Company or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. These risks, uncertainties, and other factors include: decline in demand for our products and services; the volatility of the crypto asset industry; the inability to comply with developments and changes in regulation; cash flow and access to capital; and maintenance of third party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except number of shares and par value data)

	November 30, 2022	May 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$18,074	$46,299
Accounts receivable	276	227
Prepaid expenses and other current assets	2,397	1,336
Total current assets	20,747	47,862
Property and equipment, net	132,893	64,260
Right of use asset, net	12,353	6,408
Utility deposits	1,450	1,450
TOTAL ASSETS	$167,443	$119,980

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$7,472	$13,260
Current portion of lease liability	3,664	1,004
Current portion of term loan	4,122	1,333
Customer deposits	24,689	9,524
Current deferred revenue	29,394	3,877
Sales and use tax payable	865	—
Total current liabilities	70,206	28,998
Deferred tax liability	260	540
Long-term portion of lease liability	8,631	5,310
Long-term term loan	16,376	5,897
Total liabilities	$95,473	$40,745
Commitments and contingencies
Stockholders' equity (deficit):
Common stock, $0.001 par value, 166,666,667 shares authorized, 93,982,650 shares issued and 93,946,353 shares outstanding at November 30, 2022, and 97,837,703 shares issued and 97,801,406 shares outstanding at May 31, 2022	$94	$98
Additional paid in capital	150,695	128,293
Treasury stock, 36,300 shares at November 30, 2022 and May 31, 2022, at cost	(62)	(62)
Accumulated deficit	(87,218)	(56,070)
Total stockholders’ equity attributable to Applied Digital Corporation	63,509	72,259
Noncontrolling interest	8,461	6,976
Total Stockholders' equity (deficit) including noncontrolling interest	$71,970	$79,235
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$167,443	$119,980

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	November 30, 2022	November 30, 2021	November 30, 2022	November 30, 2021
Revenues:
Hosting revenue	$12,340	$—	$19,264	$—

Cost of revenues	$11,812	$—	$17,905	$—
Gross profit	528	—	1,359	—

Costs and expenses:
Selling, general and administrative	$26,502	$1,181	$31,212	$14,216
Depreciation and amortization	703	174	1,001	177
Total costs and expenses	$27,205	$1,355	$32,213	$14,393
Operating loss	$(26,677)	$(1,355)	$(30,854)	$(14,393)

Other income (expense):
Interest Expense	$(385)	$—	$(741)	$—
Loss on extinguishment of debt	—	—	(94)	(1,342)
Total other expense, net	(385)	—	(835)	(1,342)
Net loss from continuing operations before income tax expenses	(27,062)	(1,355)	(31,689)	(15,735)
Income tax benefit (expense)	312	(214)	280	(214)
Net loss from continuing operations	(26,750)	(1,569)	(31,409)	(15,949)
Net gain from discontinued operations, net of income taxes	—	1,398	—	1,681
Net loss including noncontrolling interests	(26,750)	(171)	(31,409)	(14,268)
Net loss attributable to noncontrolling interest	(133)	—	(261)	—
Net loss attributable to Applied Digital Corporation	$(26,617)	$(171)	$(31,148)	$(14,268)

Basic and diluted net (loss) gain per share:
Continuing Operations	$(0.29)	$(0.03)	$(0.34)	$(0.32)
Discontinued Operations	$—	$0.03	$—	$0.03
Basic and diluted net loss per share	$(0.29)	$—	$(0.34)	$(0.29)
Basic and diluted weighted average number of shares outstanding	93,422,427	53,396,920	93,263,266	49,143,981

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended
	November 30, 2022	November 30, 2021
CASH FLOW FROM OPERATING ACTIVITIES
Net loss attributable to Applied Digital Corporation	$(31,148)	$(14,268)
Net loss from discontinued operations, net of income taxes	—	1,681
Net Loss attributable to noncontrolling interest	(261)	—
Net Income (loss) from continuing operations	(31,409)	(15,949)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and Amortization	2,704	177
Loss on extinguishment of debt	94	1,342
Stock-Based Compensation	22,398	12,337
Lease Expense	97	28
Deferred Tax	(280)	214
Changes in assets and liabilities:
Accounts receivable	(49)	—
Prepaid expenses and other current assets	(1,061)	(1,644)
Customer deposits	15,165	—
Deferred revenue	25,517	—
Accounts payable and accrued liabilities	(5,745)	5,254
Sales and use tax payable	865	—
Lease Assets and Liabilities	(317)	(25)
Net cash provided by operating activities of continuing operations	27,979	1,734
Net cash provided by operating activities of discontinued operations	—	600
NET CASH PROVIDED BY OPERATING ACTIVITIES	27,979	2,334
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment	(70,305)	(10,314)
Deposit on equipment	—	(23,230)
Net cash used in investing activities of continuing operations	(70,305)	(33,544)
Net cash provided by investing activities of discontinued operations	—	1,931
NET CASH USED IN INVESTING ACTIVITIES	(70,305)	(31,613)
CASH FLOW FROM FINANCING ACTIVITIES
Issuance of preferred stock	—	34,500
Repayment of finance leases	(778)	—
Preferred issuance costs	—	(2,926)
Term loan payoff	(7,056)	—
Proceeds from issuance of term loan	21,711	—
Term Loan Issuance Costs	(378)	—
Loan Payments	(1,102)	—
Payments of employee restricted stock tax withholdings	(43)	—
Equity contributions to subsidiaries	1,747	—
Net cash provided by financing activities of continuing operations	14,101	31,574
Net cash provided by financing activities of discontinued operations	—	—
CASH FLOW PROVIDED BY FINANCING ACTIVITIES	14,101	31,574
NET (DECREASE ) INCREASE IN CASH AND CASH EQUIVALENTS	(28,225)	2,295
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	46,299	11,750
CASH AND CASH EQUIVALENTS, END OF PERIOD	18,074	14,045
Less: cash and cash equivalents of discontinued operations	—	—
Cash and cash equivalents of continuing operations	$18,074	$14,045
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest Paid	$707	$—
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Right-of-use asset obtained by lease obligation	$6,925	$1,291
Fixed assets in accounts payable	$3,466	$513

Use and Reconciliation of Non-GAAP Financial Measures
This press release and our related earnings call contain certain non-GAAP financial measures. See below for discussion on each non-GAAP metric.

Adjusted Operating Loss and Adjusted Net Loss
Adjusted operating loss and adjusted net loss are non-GAAP measures that represent operating loss and net loss from continuing operations excluding stock-based compensation and nonrecurring expenses. We believe these are useful metrics as they provide additional information regarding factors and trends affecting our business and provide perspective on results absent one-time or significant non-cash items. However, Applied Digital’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. Applied Digital’s computation of Adjusted Operating Loss and Adjusted Net Loss may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted Operating Loss and Adjusted Net Loss in the same fashion.

Because of these limitations, Adjusted Operating Loss and Adjusted Net Loss should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Applied Digital compensates for these limitations by relying primarily on its GAAP results and using Adjusted Operating Loss and Adjusted Net Loss on a supplemental basis. You should review the reconciliation of operating loss to Adjusted Operating Loss and net loss to Adjusted Net Loss above and not rely on any single financial measure to evaluate Applied Digital’s business.

EBITDA and Adjusted EBITDA
“EBITDA” is defined as earnings before interest, taxes, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, gain on extinguishment of accounts payable, loss on extinguishment of debt, and one-time professional service costs not directly related to the company’s offering and therefore not deferred under the guidance in ASC 340 and SAB Topic 5A. These costs have been adjusted as they are not indicative of business operations. Adjusted EBITDA is intended as a supplemental measure of Applied Digital’s performance that is neither required by, nor presented in accordance with, GAAP. Applied Digital believes that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. We also believe EBITDA and Adjusted EBITDA are useful metrics to investors because they provide additional information regarding factors and trends affecting our business, which are used in the business planning process to understand expected operating performance, to evaluate results against those expectations, and because of their importance as measures of underlying operating performance, as the primary compensation performance measure under certain programs and plans. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA, Applied Digital may incur future expenses similar to those excluded when calculating these measures. In addition, Applied Digital’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. Applied Digital’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Applied Digital compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA above and not rely on any single financial measure to evaluate Applied Digital’s business.

Adjusted Gross Profit
“Adjusted Gross Profit” is a non-GAAP measure that represents gross profit adjusted for depreciation expense within cost of revenues. We believe this is a useful metric as it provide additional information regarding gross profit aside from significant non-cash expense in depreciation. However, Applied Digital’s presentation of this measure should not be construed as an inference that its future results will be unaffected by other factors within cost of revenues. Applied Digital’s computation of Adjusted Gross Profit may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted Gross Profit in the same fashion.

Because of these limitations, Adjusted Gross Profit should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Applied Digital compensates for these limitations by relying primarily on its GAAP results and using Adjusted Gross Profit on a supplemental basis. You should review the reconciliation of gross profit to Adjusted Gross Profit above and not rely on any single financial measure to evaluate Applied Digital’s business.

Reconciliation of GAAP to Non-GAAP Measures

	Three Months Ended		Six Months Ended
$ in thousands	November 30, 2022	November 30, 2021	November 30, 2022	November 30, 2021
Adjusted operating loss
Operating Loss from Continuing Operations (GAAP)	$(26,677)	$(1,355)	$(30,854)	$(14,393)
Add: Stock-based compensation	21,819	—	22,398	12,337
Add: Gain on Extinguishment of Accounts Payable	—	(285)	—	(325)
Add: Loss on Extinguishment of Debt	—	—	94	1,342
Add: Non-recurring professional service costs	664	636	1,072	636
Add: One-time electricity charges	114	—	114	—
Add: Other non-recurring expenses	380	—	580	—
Adjusted Operating Loss from Continuing Operations (Non-GAAP)	$(3,700)	$(1,004)	$(6,596)	$(403)
Adjusted operating margin from Continuing Operations	(30.0)%	—%	(34.2)%	—%

Adjusted net income (loss)
Net Loss from Continuing Operations (GAAP)	$(26,750)	$(1,569)	$(31,409)	$(15,949)
Add: Stock-based compensation	21,819	—	22,398	12,337
Add: Gain on Extinguishment of Accounts Payable	—	(285)	—	(325)
Add: Loss on Extinguishment of Debt	—	—	94	1,342
Add: Non-recurring professional service costs	664	636	1,072	636
Add: One-time electricity charges	114	—	114	—
Add: Other non-recurring expenses	380	—	580	—
Adjusted net loss from Continuing Operations (Non-GAAP)	$(3,773)	$(1,218)	$(7,151)	$(1,959)

EBITDA and Adjusted EBITDA
Net Loss from Continuing Operations (GAAP)	$(26,750)	$(1,569)	$(31,409)	$(15,949)
Add: Interest Expense	385	—	741	—
Add: Income Tax Benefit (Expense)	(312)	214	(280)	214
Add: Depreciation and Amortization	1,568	174	2,704	177
EBITDA (Non-GAAP)	$(25,109)	$(1,181)	$(28,244)	$(15,558)
Add: Stock-based compensation	21,819	—	22,398	12,337
Add: Gain on Extinguishment of Accounts Payable	—	(285)	—	(325)
Add: Loss on Extinguishment of Debt	—	—	94	1,342
Add: Non-recurring professional service costs	664	636	1,072	636
Add: One-time electricity charges	114	—	114	—
Add: Other non-recurring expenses	380	—	580	—
Adjusted EBITDA (Non-GAAP)	$(2,132)	$(830)	$(3,986)	$(1,568)

Adjusted Gross Profit
Gross profit (GAAP)	$528	$—	$1,359	$—
Add: Depreciation and amortization in cost of revenues	867	—	1,703	—
Add: One-time electricity charges	114	—	114	—
Adjusted Gross Profit (Non-GAAP)	$1,509	$—	$3,176	$—

Investor Relations Contacts
Matt Glover or Jeff Grampp, CFA
Gateway Group, Inc.
(949) 574-3860
APLD@gatewayir.com

Media Contact
Brenlyn Motlagh
Gateway Group, Inc.
(949) 899-3135
APLD@gatewayir.com